                                                                     EXHIBIT 11

                           DELL COMPUTER CORPORATION
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                              THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                          -----------------------------  -----------------------------
                                                          OCTOBER 27,       OCTOBER 29,  OCTOBER 27,       OCTOBER 29,
                                                             1996              1995         1996              1995
                                                          -----------       -----------  ------------     ------------
Primary earnings per common share:

Calculation of weighted average shares (a):
  Weighted average shares of common stock
    outstanding                                                176.1            184.2         180.4            177.8
  Weighted average shares of common stock
    equivalents, utilizing the treasury stock method            14.9             15.9          13.6             14.9
                                                         -----------       ----------   -----------      -----------
  Weighted average shares outstanding                          191.0            200.1         194.0            192.7
                                                         ===========       ==========   ===========      ===========

Earnings:
  Net income available to common stockholders            $       145      $        75   $       330      $       190
                                                         ===========      ===========   ===========      ===========

Earnings per common share (a)(b)                         $       .76      $       .38   $      1.70      $       .99
                                                         ===========      ===========   ===========      ===========

Fully diluted earnings per common share:

Calculation of weighted average shares (a):
  Weighted average shares of common stock outstanding          176.1            184.2         180.4            177.8
  Weighted average shares of common stock
    equivalents, utilizing the treasury stock method            15.7             16.8          16.8             17.0
  Assumed conversion of Convertible Preferred Stock              0.2(d)           1.0           0.8(d)           4.8(c)
                                                         -----------      -----------   -----------      -----------
  Weighted average shares outstanding                          192.0            202.0         198.0            199.6
                                                         ===========      ===========   ===========      ===========

Earnings:
  Net income available to common stockholders            $       145      $        75   $       330      $       190
  Add:  preferred dividends                                       --               --            --                2(e)
                                                         -----------      -----------   -----------      -----------
  Adjusted net income available to
    common stockholders                                  $       145      $        75   $       330      $       192
                                                         ===========      ===========   ===========      ===========

Earnings per common share (a)(b)                         $       .76      $       .37   $      1.67      $       .96
                                                         ===========      ===========   ===========      ===========

(a) All share and per share information for fiscal 1997 and fiscal 1996 reflects the two-for-one common stock split effected on December 6, 1996.

(b) Earnings per common share was calculated using the underlying data in thousands.

(c) Assumes conversion, at the beginning of fiscal 1996, of the 60,000 shares of outstanding Convertible Preferred Stock and assumes conversion of the remaining Convertible Preferred Stock (those shares which were converted in March 1995) for the period from the beginning of fiscal 1996 to the actual conversion date.

(d) Assumes conversion of the 60,000 shares of outstanding convertible preferred stock from the beginning of the third quarter and the nine-month period to the actual conversion date.

(e) Preferred dividends are exclusive of the conversion premium and expenses of the conversion offer.


                                      17